                             LETTER OF TRANSMITTAL

                       To Tender Shares of Common Stock
                                      of
                              Hello Direct, Inc.

                       Pursuant to the Offer to Purchase

                            dated October 11, 2000

                                      of
                          GN Acquisition Corporation

                    an indirect wholly owned subsidiary of

                             GN Great Nordic Ltd.

 THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
          ON TUESDAY, NOVEMBER 7, 2000, UNLESS THE OFFER IS EXTENDED.

                       The Depositary for the Offer is:
                   ChaseMellon Shareholder Services, L.L.C.

       By Mail:                  By Overnight                   By Hand:
    P.O. Box 3301                 Delivery:                120 Broadway, 13th
 South Hackensack, NJ         85 Challenger Road                 Floor
        07606                  Mail Drop-Reorg             New York, NY 10271
 Attn: Reorganization        Ridgefield Park, NJ          Attn: Reorganization
      Department                    07660                      Department
                             Attn: Reorganization
                                  Department

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                (201) 296-4293

                        Confirm Facsimile By Telephone:
                                (201) 296-4860

                                ---------------

  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THOSE LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

                        DESCRIPTION OF SHARES TENDERED
-------------------------------------------------------------------------------

Name(s) and Address(es) of
   Registered Holder(s)
(Please fill in, if blank,
  exactly as name(s) and
Shares tendered appear(s)                      Shares Tendered
 on Share Certificate(s))           (Attach additional list if necessary)
-----------------------------------------------------------------------------
                                               Total Number of
                                                   Shares            Number
                               Certificate     Represented by       of Shares
                               Number(s)*      Certificate(s)*     Tendered**
                            -------------------------------------------------

                            -------------------------------------------------

                            -------------------------------------------------

                            -------------------------------------------------

                            -------------------------------------------------

                            -------------------------------------------------

                              Total Shares

-------------------------------------------------------------------------------
  * Need not be completed by shareholders tendering by book-entry transfer.
 ** Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.
-------------------------------------------------------------------------------
 [_] CHECK HERE IF CERTIFICATES HAVE BEEN LOST, DESTROYED OR STOLEN. SEE
     INSTRUCTION 9.

  THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

  This Letter of Transmittal is to be used either if certificates of Shares (as defined below) are to be forwarded herewith or if delivery of Shares is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the book-entry transfer procedure set forth in Section 3 of the Offer to Purchase, unless in the latter case an Agent's Message (as defined in Section 3 of the Offer to Purchase) is received by the Depositary from the Book-Entry Transfer Facility in lieu of the Letter of Transmittal. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

  Stockholders whose certificates for Shares are not immediately available or who cannot deliver their certificates of Shares and all other documents required hereby to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. See Instruction 2.

[_]CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO
   THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

   Name of Tendering Institution ______________________________________________

   Account Number _____________________________________________________________

   Transaction Code Number ____________________________________________________

[_]CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF
   GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE
   FOLLOWING:

   Name(s) of Tendering Shareholder(s) ________________________________________

   Date of Execution of Notice of Guaranteed Delivery _________________________

   Name of Institution which Guaranteed Delivery ______________________________

   If delivery is by book-entry transfer:

    Name of Tendering Institution ____________________________________________

    Account Number ___________________________________________________________

    Transaction Code Number __________________________________________________

                   NOTE: SIGNATURES MUST BE PROVIDED BELOW.
                PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

  Ladies and Gentlemen:

  The undersigned hereby tenders to GN Acquisition Corporation ("Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of GN Great Nordic Ltd., a Danish corporation, the above-described shares of Common Stock, par value $0.001 per share (the "Shares"), of Hello Direct, Inc., a Delaware corporation (the "Company"), pursuant to Purchaser's offer to purchase all outstanding Shares at $16.40 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 11, 2000 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve Purchaser of its obligations under the Offer or prejudice Purchaser's rights to receive payment for Shares validly tendered and accepted for payment.

  Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after October 4, 2000) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all such other Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and all such other Shares or securities), or transfer ownership of such Shares (and all such other Shares or securities) on the account books maintained by any of the Book-Entry Transfer Facilities, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (ii) present such Shares (and all such other Shares or securities) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.

  The undersigned hereby irrevocably appoints Niels B. Christiansen, P. Michael Fairweather and Poul Erik Tofte, and each of them, in their respective capacities as officers of Purchaser, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by Purchaser prior to the time of any vote or other action (and any and all other Shares or other securities issued or issuable in respect thereof on or after October 4, 2000), at any meeting of shareholders of the Company (whether annual or special and whether or not an adjourned meeting), by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Shares (and all such other Shares or securities), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed to be effective).

  The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby (and any and all other Shares or securities issued or issuable in respect thereof on or after October 4, 2000) and that when the same are accepted for payment by Purchaser, Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or securities).

  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

  The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions herein will constitute an agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

  Unless otherwise indicated under "Special Payment Instructions," please issue the check for the purchase price of any Shares purchased, and return any Shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility). Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price of any Shares purchased and any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the purchase price of any Shares purchased and return any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that Purchaser has no obligation, pursuant to the "Special Payment Instructions," to transfer any Shares from the name of the registered holder(s) thereof if Purchaser does not accept for payment any of the Shares so tendered.


 SPECIAL PAYMENT INSTRUCTIONS (See           SPECIAL DELIVERY INSTRUCTIONS
    Instructions 1, 6, 7 and 8)              (See Instructions 6, 7 and 8)

  To be completed ONLY if the               To be completed ONLY if the
 check for the Purchase Price of           check for the Purchase Price of
 Shares purchased (less the amount         Shares purchased (less the amount
 of any federal income and backup          of any federal income and backup
 withholding tax required to be            withholding tax required to be
 withheld) or certificates for             withheld) or certificates for
 Shares not tendered or not pur-           Shares not tendered or not pur-
 chased are to be issued in the            chased are to be mailed to some-
 name of someone other than the            one other than the undersigned or
 undersigned.                              to the undersigned at an address
                                           other than that shown below the
 Mail[_] check                             undersigned's signature(s).
     [_] certificates to:
                                           Mail[_] check
 Name _____________________________            [_] certificates to:
           (Please Print)
                                           Name______________________________
 Address __________________________                  (Please Print)

 __________________________________        Address __________________________
                         (Zip Code)
                                           __________________________________
 __________________________________                                (Zip Code)
      (Tax Identification No.)

                                   SIGN HERE
                  (PLEASE COMPLETE SUBSTITUTE FORM W-9 BELOW)

 .......................................................

 .......................................................
                 Signature(s) of Owners

 Dated ..........................................., 2000

 Name(s)................................................

      ................................................
                       (Please Print)

 Capacity (full title)..................................

 Address................................................

      ................................................
                    (Include Zip Code)

 Area Code and Telephone Number.........................

 (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see
 Instruction 5.)

                Guarantee of Signature(s)
         (If required; see Instructions 1 and 5)

 Name of Firm...........................................

 Authorized Signature...................................

 Dated ..........................................., 2000

                        Part I Taxpayer
                        Identification No.--For All    ----------------------
 SUBSTITUTE             Accounts                       Social Security Number
 Form W-9               Enter your taxpayer
                        identification number in
                        the appropriate box. For
                        most individuals and sole
                        proprietors, this is your
                        Social Security Number. For
                        other entities, it is your
                        Employer Identification                OR
                        Number. If you do not have
                        a number, see "How to
                        Obtain a TIN" in the
                        enclosed Guidelines

                        Note: If the account is in
                        more than one name, see the
                        chart on page 2 of the
 Department of          enclosed Guidelines to         ----------------------
 the Treasury           determine what number to       Employer Identification
 Internal               enter.                                 Number
 Revenue               --------------------------------------------------------
 Service
                        Part II For Payees Exempt From Backup Withholding
                        (see enclosed Guidelines)
                        Certification--Under penalties of perjury, I certify that:

 Payer's Request for    (1) The number shown on this form is my correct
 Taxpayer                   Taxpayer Identification Number (or I am waiting
 Identification No.         for a number to be issued to me) and either (a) I
                            have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or
                            Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within
                            (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number;

                        (2) I am not subject to backup withholding either
                            because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

                        (3) Any information provided on this form is true,
                            correct and complete.
                       --------------------------------------------------------

                        Signature: ___________________  Date: ________, 2000


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                 INSTRUCTIONS

             Forming Part of the Terms and Conditions of the Offer

  1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Associations, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17 Ad15 under the Securities Exchange Act of 1934, as amended) (each an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed
(i) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) have not completed the instruction entitled "Special Payment Instructions" on this Letter of Transmittal or (ii) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

  2. Delivery of Letter of Transmittal and Shares. This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or, unless an Agent's Message is utilized, if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date. Shareholders who cannot deliver their Shares and all other required documents to the Depositary by the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution,
(ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Purchaser must be received by the Depositary by the Expiration Date and (iii) the certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry delivery, an Agent's Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three Nasdaq Stock Market's National Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

  The method of delivery of Shares and all other required documents is at the option and risk of the tendering shareholder. If certificates for Shares are sent by mail, registered mail with return receipt requested, properly insured, is recommended.

  No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Letter of Transmittal (or facsimile thereof), the tendering shareholder waives any right to receive any notice of the acceptance for payment of the Shares.

  3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.

  4. Partial Tenders (not applicable to shareholders who tender by book-entry transfer). If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered." In such case, a new certificate for the remainder of the Shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

  5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

  If any of the Shares tendered hereby is held of record by two or more persons, all such persons must sign this Letter of Transmittal.

  If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

  If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

  If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

  If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person so to act must be submitted.

  6. Stock Transfer Taxes. Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

  7. Special Payment and Delivery Instructions. If the check for the purchase price of any Shares purchased is to be issued, or any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Shareholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at any of the Book-Entry Transfer Facilities as such shareholder may designate under "Special Payment Instructions". If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facilities designated above.

  8. Substitute Form W-9. Under the federal income tax laws, the Depositary will be required to withhold 31% of the amount of any payments made to certain shareholders pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder, and, if applicable, each other payee, must provide the Depositary with such shareholder's or payee's correct taxpayer identification number and certify that such shareholder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. In general, if a shareholder or payee is an individual, the taxpayer identification number is the Social Security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the shareholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain shareholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such shareholder or payee must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Depositary. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

  Failure to complete the Substitute Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold 31% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

  9. Lost, Destroyed or Stolen Certificates. If any certificate representing Shares has been lost, destroyed or stolen, the shareholder should promptly notify the Continental Stock Transfer & Trust Company, in its capacity as transfer agent for the shares, by calling (212) 509-4000, ext. 237. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

  10. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent at the address or telephone numbers set forth below.

                    The Information Agent for the Offer is:

              [LOGO OF GEORGESON SHAREHOLDER COMMUNICATIONS INC.]

                          17 State Street, 10th Floor
                            New York, New York 10004
                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll-Free: (800) 223-2064